Exhibit 21.1
List of Subsidiaries

Company Name	Where Incorporated
Domestic
Knowles Capital Formation, Inc.	Delaware
Knowles Capital Holdings, Inc.	Delaware
Knowles Cazenovia Inc.	Delaware
Knowles Corporation	Delaware
Knowles Electronics Holdings, Inc.	Delaware
Knowles Electronics Sales Corp.	Delaware
Knowles Electronics, LLC	Delaware
Knowles Finance Corporation	Delaware
Knowles Intermediate Holding, Inc.	Delaware
Novacap, LLC	Delaware
Sensor Platforms, Inc.	Delaware
Vectron International, Inc.	Delaware
Voltronics, LLC	Delaware

Foreign
Audience China Ltd. Co.	China
Audience China Ltd. Co. - Beijing Branch	Beijing
Audience China Ltd. Co. - Shenzhen Brnach	Shenzhen
Audience Communications Systems India Private Limited	India
Audience International, Inc.	Cayman Islands
Audience Singapore Pte. Ltd.	Singapore
C0975210B.C. Ltd.	Ontario
KEP (Philippines) Reality Corporation ("LandCo")	Philippines
Knowles (UK) Limited	United Kingdom
Knowles Acoustic & Electronic Technology (Suzhou) Co., Ltd.	China
Knowles Electronics (Beijing) Co., Ltd.	China
Knowles Electronics (Malaysia) Sdn. Bhd.	Malaysia
Knowles Electronics (Philippines) Corporation	Philippines
Knowles Electronics (Suzhou) Co. Ltd. Shanghai Branch	China
Knowles Electronics (Suzhou) Co. Ltd. Suzhou Kunshan Branch	China
Knowles Electronics (Suzhou) Co. Ltd. Suzhou Xiangcheng Branch	China
Knowles Electronics (Suzhou) Co., Ltd.	China
Knowles Electronics (Suzhou) Co., Ltd. Shenzhen Branch	China
Knowles Electronics (Weifang), Inc.	China
Knowles Electronics Asia Pte. Ltd.	Singapore
Knowles Electronics Austria GmbH	Austria
Knowles Electronics Denmark ApS	Denmark
Knowles Electronics Japan, K.K.	Japan
Knowles Electronics Singapore Pte Ltd	Singapore
Knowles Electronics Taiwan, Ltd.	Taiwan
Knowles Europe	United Kingdom
Knowles GmbH	Switzerland

Knowles Holdings Austria GmbH	Austria
Knowles IPC (M) Sdn. Bhd.	Malaysia
Knowles Korea Yuhan Hoesa	South Korea
Knowles Luxembourg Finance S.a.r.l.	Luxembourg
Knowles Luxembourg International Sarl	Luxembourg
Knowles Luxembourg S.a.r.l.	Luxembourg
Knowles Luxembourg Services, S.a.r.l.	Luxembourg
Revod (Philippines) Holdings Corporation	Philippines
Simek GmbH	Germany
Vectron International - Singapore	Singapore
Vectron International GmbH	Germany